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                                                                   EXHIBIT 10.29

FORBEARANCE AGREEMENT

     This Forbearance Agreement is entered into as of February 7, 2001 among ACCESS TECHNOLOGY PARTNERS, L.P. ("Access"), LEXAR MEDIA, INC. ("Borrower"), and PRINTROOM.COM ("Subsidiary"), with reference to the following facts:

     A. Access and the Borrower are parties to that certain Credit Agreement dated as of June 30, 2000 (as amended, the "Credit Agreement").

     B. Borrower and Subsidiary have executed and delivered in favor of Access that certain Guarantee and Collateral Agreement dated June 30, 2000 (the "Security Agreement"). (Capitalized terms used in this Agreement, which are not defined herein, shall have the meanings set forth in the Credit Agreement. The Credit Agreement, the Security Agreement and all other present and future documents, instruments and agreements relating thereto are referred to herein collectively as the "Loan Documents". Borrower and Subsidiary are referred to herein jointly and severally as the "Obligors".)

     C. Material Events of Default have occurred and are continuing under the Loan Documents, consisting of the failure of the Borrower to meet the financial covenants set forth in Sections 7.1(a), (b) and (c) as of December 31, 2000 (collectively, the "Existing Defaults").

     D. Borrower has requested that Access defer taking action by reason of the Existing Defaults. Access is willing to do so for the period and on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.   Forbearance.
     -----------

     1.1. Forbearance Period.  Access agrees to forbear from exercising its
          ------------------
rights and remedies, as a result of the Existing Defaults, until the earlier of the following dates (the "Forbearance Period"): (i) December 31, 2001, or (ii) the date any Additional Default shall occur. In agreeing to forbear from exercising its rights and remedies, Access is not waiving the Existing Defaults or any rights or remedies in connection therewith, all of which are expressly reserved. Upon the expiration of the Forbearance Period, Access may, at its option, exercise any and all rights or remedies in connection with the Existing Defaults, without further notice. Nothing herein shall prohibit Access from giving notice of the Existing Defaults to The Chase Manhattan Bank (in its capacity as agent and lender, the "Bank") pursuant to the Intercreditor Agreement between Access and the Bank.

     1.2. "Additional Default."  As used in this Agreement, "Additional Default"
           ------------------
means any of the following (but not including the Existing Defaults): (i) any default or Event of Default under any Loan Document (including, without limitation, any breach of any term or provision of this Agreement), (ii) any event which, with notice or passage of time or both, would constitute a default or Event of Default under any Loan Document, (iii) any failure of the Borrower to meet the financial covenants set forth in Section 2 below, (iv) any breach of any representation or warranty in this Agreement or any other Loan Document, (v) any material adverse change in the business, prospects, operations, results of operations, assets, liabilities or financial or other condition of Borrower, or any impairment of Borrower's ability to pay or perform the Obligations or any material adverse change in the value of the Collateral. Without limiting any other

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provision of this Agreement, Access may, in its sole and absolute discretion, waive an Additional Default, but only in a specific written waiver signed by Access, and no such waiver shall imply or constitute an agreement on the part of Access to waive any other Additional Defaults, whether or not similar to the Additional Default waived.

2.   Additional Financial Covenants.
     ------------------------------

          2.1. Consolidated Revenue.  Borrower shall not permit its Consolidated
               ---------------------
Revenue as at the last day of any period of three consecutive fiscal months of the Borrower ending with any fiscal month set forth below to be less than the amount set forth below opposite such fiscal month:

                                             Consolidated
      Fiscal Month                             Revenue
      ------------                             -------
        1/31/01                              $13,560,000
        2/28/01                              $11,740,000
        3/31/01                              $14,250,000
        4/30/01                              $14,820,000
        5/31/01                              $15,490,000
        6/31/01 and       Such amount as shall be specified by  Access from
         thereafter       time to time in a written notice to Borrower

          2.2. Consolidated EBITDA.  Borrower shall not permit its Consolidated
               --------------------
EBITDA as at the last day of any period of three consecutive fiscal months of the Borrower ending with any fiscal month set forth below to be less than the amount set forth below opposite such fiscal month:

                                            Consolidated
     Fiscal Month                               EBITDA
     ------------                               ------
        1/31/01                              ($13,700,000)
        2/28/01                              ($16,600,000)
        3/31/01                              ($14,800,000)
        4/30/01                              ($12,000,000)
        5/31/01                               ($8,900,000)
        6/31/01 and         Such amount as shall be specified by  Access
         thereafter         from time to time in a written notice to Borrower


          2.3. Consolidated Liquidity. Borrower shall not permit the
               ----------------------
Consolidated Liquidity as at the last day of any fiscal month of the Borrower set forth below to be less than the amount set forth below opposite such fiscal month:


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                                            Consolidated
      Fiscal Month                           Liquidity
      ------------                           ---------
        1/31/01                              $25,000,000
        2/28/01                              $23,000,000
        3/31/01                              $21,000,000
        4/30/01                              $20,000,000
        5/31/01                              $19,000,000
                            Such amount as shall be specified by Access
 6/31/01 and thereafter     from time to time in a written notice to Borrower

"Consolidated Liquidity" shall mean an amount equal to Borrower's "Borrowing Base Availability" (as defined in the Senior Loan Agreement in effect on the date hereof) plus the amount of cash included on a consolidated balance sheet of the Borrower.

3.   Warrant Exercise Price.  Borrower agrees, effective on the date hereof,
     ----------------------
that the "Exercise Price" under, and as defined in, the Common Stock Purchase Warrant issued by Borrower to Access, dated June 30, 2000, with respect to 625,000 Shares of Common Stock of Borrower (the "Warrant"), and under the Warrant Agreement dated June 30, 2000 relating thereto (the "Warrant Agreement"), shall be $1.44 per share, subject to any adjustments as provided in said Warrant Agreement.

4.   Rule 144.  The Borrower acknowledges and agrees that, for the purpose of
     ---------
determining the holding period of the Warrant pursuant to subsection (d) of Rule 144 under the Securities Act of 1933, as amended, the modification of the Exercise Price pursuant to this Agreement constitutes a "recapitalization" or "conversion" within the meaning of Rule 144(d)(3)(i) and (ii), respectively, and that the Warrant, as modified hereby, is deemed to have been acquired as of June 30, 2000. Notwithstanding anything to the contrary in the Warrant Agreement or the Warrant, the Borrower shall not require any opinion of counsel with respect to the foregoing in connection with any sale or other transfer of the Warrant or the Warrant Shares

5.   Amendment to Warrant Agreement and Warrant.  Borrower, Access and Chase
     ------------------------------------------
Securities, Inc. shall, substantially concurrently, enter into an amendment to the Warrant Agreement and the Warrant with respect to the matters set forth in Sections 3 and 4 above, but said provisions shall be fully effective on the date hereof notwithstanding any delay or failure to enter into any such amendment.

6.   Monthly Financial Statements.  The phrase "(other than the third, sixth,
     ----------------------------
ninth and twelfth such month)" is hereby deleted from Section 6.1(c) of the Credit Agreement, so that it reads as follows:

     (a) as soon as available, but in any event not later than 15 days after the end of each month occurring during each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the

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     previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

7.   Make-Whole Payment.  Obligors agree that the Make-Whole Payment under
     ------------------
Section 2.3 of the Credit Agreement is fully earned on the date hereof (computed as if the entire Loan was prepaid on the date hereof), and the same shall be added to the principal amount of the Loans, shall bear interest from and after the date hereof at the same rate as the Loans, and shall be due in full at the end of the Forbearance Period.

8.   Acknowledgment of Default.  Obligors acknowledge and agree that:  (i)
     -------------------------
material Events of Default have occurred and presently exist under the Loan Documents, (ii) the unpaid principal balance of the Obligations is $4,000,000, as of the date hereof, plus interest accruing after December 31, 2000, plus reasonable costs and attorneys fees as set forth in the Loan Documents; (iii) the Obligations are due and owing from Obligors to Access without any defense, offset or counterclaim of any kind; (iv) pursuant to the Loan Documents, Access has a valid perfected security interest in all of the Obligors' present and future accounts, general intangibles, inventory, equipment, documents, instruments, and all other property and assets of the Obligors and the proceeds and products thereof; (v) subject to the forbearance agreement set forth in
Section 1 above, Access has the right to exercise all rights and remedies granted to it under the Loan Documents and by law; and (vi) Access is not obligated and shall not be obligated to make any additional Loans to the Borrower, under the Loan Documents or otherwise.

9.   General Release.
     ---------------

     9.1. General Release.  In consideration for Access entering into this
          ---------------
Agreement, the Obligors hereby irrevocably release and forever discharge Access, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Obligors now have or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Agreement (collectively, the "Released Claims"). Obligors hereby irrevocably waives the benefits of California Civil Code Section 1542 which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." This release is fully effective on the date hereof.

     9.2. Additional Waivers.  Obligors irrevocably waive and affirmatively
          -------------------
agree not to allege or otherwise pursue any and all defenses, affirmative defenses, counterclaims, claims, causes of action, set-offs or other rights that they may have relating to the Obligations or the Loan Documents, including (but not limited to) any right to contest any Events of Default which have been declared or could have been declared by Access at the date hereof, any provision of any of the Loan Documents, Access' lien and security interest under the Loan Documents, and any acts or omissions of Access in connection with the Loan Documents. Obligors acknowledge and agree to the continuing authenticity and enforceability of the Loan Documents and ratify and confirm the Loan Documents in their entirety, and agree that the Loan Documents shall remain in full force and effect until all Obligations have been paid and performed in full (except that no further loans will be made to the Borrower under the Loan Documents).

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     9.3. No Prior Assignments. Obligors represent and warrant that they have
          --------------------
not assigned to any person, partnership, corporation, or other entity any Released Claim. In the event that the foregoing representation and warranty is, or is purported to be, untrue, then the Obligors agree to indemnify and hold harmless Access against, and to pay, any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable expenses of investigation, attorneys' fees of counsel of Access' choice and costs, which Access may sustain or incur as a result of the breach or purported breach of the foregoing representation and warranty.

10.  Event of Default.  Without limiting any of the terms or provisions of the
     ----------------
Credit Agreement or other Loan Documents, a breach of any representation, warranty or obligation on the part of any Obligor under this Agreement shall constitute an Event of Default under the Credit Agreement and all other Loan Documents.

11.  General Provisions.
     ------------------

     11.1.  Integration; Amendment.  This Agreement and the other Loan Documents
            ----------------------
set forth in full the terms of agreement between the parties and are intended as the full, complete and exclusive contract governing the relationship between the parties. This Agreement and the other Loan Documents supersede all other discussions, promises, representations, warranties, agreements and understandings between the parties. All of the Obligations, and all of the Loan Documents and all terms and provisions thereof shall continue in full force and effect and the same are hereby ratified and confirmed (except that Access has no further obligation to make any Loans to the Borrower under any of the Loan Documents). This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought. Nothing herein limits any of the covenants, agreements, representations or warranties in the Credit Agreement or any of the other Loan Documents.

     11.2.  Investigation.  Each of the parties acknowledges that it and its
            -------------
counsel have had an adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration specified herein. Each party acknowledges that
(i) each has been represented by independent counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement, (ii) each has executed this Agreement with the consent and on the advice of such independent legal counsel, and (iii) each has executed this Agreement voluntarily and knowingly.

     11.3.  Waivers. Any waiver of any condition in, or breach of, this
            -------
Agreement or any of the other Loan Documents in a particular instance shall be only made by a specific written waiver signed by a duly authorized officer of Access and Obligors, and any such waiver shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Access' exercise or failure to exercise any rights under this Agreement or any of the other Loan Documents in a particular instance shall not operate as a waiver of its right to exercise the same or different rights in subsequent instances.

     11.4.  Binding Effect.  This Agreement shall be binding upon and shall
            --------------
inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that Obligors may not assign or transfer any rights hereunder without the prior written consent of Access.

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     11.5.  Costs and Expenses.  Obligors shall reimburse Access for all of the
            ------------------
reasonable costs, fees and expenses (including without limitation reasonable attorneys fees) which Access has incurred or hereafter incurs in connection with the negotiation, drafting or enforcement of this Agreement, or otherwise in connection with this Agreement or the other Loan Documents, whether or not there is any litigation between the parties hereto.

     11.6.  No Third Party Beneficiaries.  This Agreement does not create, and
            ----------------------------
shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     11.7.  Separability.  If any provision of this Agreement is held by a court
            ------------
of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     11.8.  Time of the Essence.  Time is of the essence of each of the
            -------------------
obligations of the parties under, and each of the provisions of, this Agreement.

     11.9.  Headings; Counterparts.  The headings in this Agreement are solely
            ----------------------
for that convenience and shall be given no effect in the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same agreement.

     11.10. Submission To Jurisdiction; Waivers. Each Obligor hereby irrevocably
            -----------------------------------
and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Obligor at its address set forth in the Loan Documents or at such other address of which the Access shall have been notified pursuant thereto; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     11.11. GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
            -------------
THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     11.12. MUTUAL WAIVER OF RIGHT TO JURY TRIAL.  EACH PARTY TO THIS
            ------------------------------------
AGREEMENT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THEM; OR (iii) ANY CONDUCT, ACTS OR

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OMISSIONS OF ANY PARTY TO THIS AGREEMENT OR ANY OF THEIR DIRECTORS, OFFICERS,
EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

LEXAR MEDIA, INC.                       PRINTROOM.COM


By_______________________________       By_______________________________
Title____________________________       Title____________________________


By_______________________________       By_______________________________
Title____________________________       Title____________________________


ACCESS TECHNOLOGY PARTNERS, L.P.


By_______________________________
Title____________________________

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